                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A




                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                          DATE OF REPORT: JULY 31, 2000


                                DYNAMIC I-T, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          COLORADO                   0-12139                   82-0379959
       (STATE OR OTHER             (COMMISSION                (IRS EMPLOYER
JURISDICTION OF INCORPORATION)     FILE NUMBER)             IDENTIFICATION NO.)




              2504 ELEVENTH STREET, SANTA MONICA, CALIFORNIA 90405


               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 392-8179

Item 1.        Changes in Control of Registrant

The Company amended the Share Purchase Agreement dated January 28, 2000 which changed said Closing Date from "on or before February 28, 2000" to "on or before July 31, 2000." As a result, Complex Holdings, LTD. has acquired control of the Company pursuant to the Share Purchase Agreement for 30,400,000 shares, which was issued to acquire all of the outstanding common stock of BankNet KFF as described in Item 2 below.

Item 2.        Acquisition or Disposition of Assets

The Company has acquired Banknet KFT, a Hungarian corporation (Banknet). Consideration was an issuance of 30,400,000 shares of common stock of Dynamic I-T, Inc.

Banknet KFT is a Hungarian limited liability company and the company was established in the early 1990's to take advantage of the liberalisation of the Central and Eastern European telecommunications markets and the pent up demand that existed.

BankNet started its professional and business activities by introducing satellite data communication technology in Hungary, then practically unknown to the general public, and proving that it had the potential to become a trustworthy player in the data communication market. BankNet installed a hub which was the first of its kind in Eastern Europe in June 1993.

Banknet provides data communications services within Hungary and neighbouring states. It owns a hub in Budapest with an installed base of 600 remote sites. The service is carried on Eutelsat II F4 which has coverage across Europe and Russia as far as the Urals. The ground equipment is Hughes PES (personal earth stations) VSATs. Furthermore Banknet operates a number of SCPS connections as well as a growing Internet business with ISPs providing links and services.

These use a number of different carriers and equipment. It also has hub operations in Winchester, England and Washington DC. Banknet offers Infonet's data services for multi national corporate intranets in Hungary through its hub in Budapest. This is one of the fastest growing business areas in Banknet. Its customer base is strongly represented in the following sectors -

Banking and insurance
State owned organizations
ISPs (Internet Service Providers)
Multi-National Corporations (mainly Western)

Banknet operates a contract with a Euronet company for services to the banking sector. This contract is expected to develop to encompass up to 5,000 remote automatic teller machines ("ATM's") to be sited across Europe.

Banknet operates as a service provider for Infonet supplying frame relay services to over 70 multi-national clients throughout Hungary. Infonet and Banknet together account for 5% of the total International private data market in Hungary today.

Banknet has 21 employees, half of these are focused on technical support and have all been well trained in the technologys that Banknet uses. Service levels have resulted in high levels of customer satisfaction. The Accounting utilizes a fully computerized general ledger package and accounts are prepared both to Hungarian and international IAS and GAAP standards.

Currently, the main functional areas of BankNet's services are as follows:

- data communication and information technology systems integration
- implementation and operation of special-demand private business networks
- applications development and operation in the Infonet world network Internet services for ISPs and dedicated clients

BankNet holds licences for and offers these services through:

- satellite communication
- optic cables
- microwave system

with the following transport methods:

- Frame Relay
- ATM

HUBs which represent the basis of these services are located in the following cities:

- Washington DC (United States of America) VSAT/Internet
- Moscow (Russia) VSAT
- Budapest (Hungary) VSAT/SCPC/Internet/Infonet
- Frankfurt (Germany) Infonet

Business Philosophy:

BankNet offers its comprehensive, turn-key services regardless of country borders, although the primary focus is on Central and Eastern Europe as well as on trans-Atlantic contacts.

According to BankNet's experience, data communication services can only be cost-effective for users if telecommunications are utilized through integration with information technology.

BankNet aims to effectively research the circumstances in which clients use telecommunications resources in order to assess client demands and negotiate and evaluate the various technical and business opportunities open to the customer. Each phase requires a complex approach and the route taken must facilitate later development, as well as the immediate solution. Banknet is able to adapt its services to the changes in user needs. BankNet involves the user in network planning and customization BankNet's alternative proposals always consider and support users' efforts to increase cost-efficiency.

For the selected data communication method, BankNet often uses other technology rather than VSAT, which proves its dedication to offering clients the optimal service, regardless of technology.

BankNet offers 24-hour service seven days per week to guarantee immediate error detection and correction without delay. BankNet's round-the-clock hot-line service is also available to its users. In case of defects, BankNet goes to the site in just a few hours and immediately replaces faulty parts. This guarantees the reliability of BankNet's networks. The guaranteed availability of BankNet's services is 99.5% in line with our contracts. BankNet becomes a part of technological development also through its partners who play a leading role in the development and utilization of new technology - the results of which appear in BankNet's services.

Main BankNet Networks

Virtual Closed Data Communications VSAT System

BankNet operates Hughes Network System Inc.'s ISBN TM (Integrated Satellite Business Network) and VSAT (Very Small Aperture Terminal) satellite private networks in Hungary and all over Europe. These systems support two-way data and digital sound transmission and broadcast image transmission.

This highly reliable network enables the establishment of a large number of separate sub-networks by allocating dedicated resources. The size of these sub-networks or virtual closed data communication VSAT networks varies according to demand, ranging from a two-terminal communication to the limit resulting from the application.

BankNet operates this type of network in more than 500 sites and orders for installation at an additional 400 sites are underway.

Point-to-point and point-to-multipoint Dedicated Networks

In addition to time-share VSAT services, BankNet operates through its technical partners SCPC (Single Channel Per Carrier) satellite point-to-point and point-to-multipoint dedicated data, image and sound transmission networks in Europe and between Europe and North America.

These high-capacity networks offer a wide range of services by utilizing varied technology (from shared service hub technology, through virtual networks to dedicated digital connections). They operate at capacities in a range between
9.6 kbps and 8 mbps in the field of data communication (X.25, LAN-LAN communication, frame relay; interactive and file transfer data communication), telephone (PABX-PABX communication and private telephone communication) and videoconferencing.

Point-to-multipoint Digital Microwave Networks

BankNet exclusively uses that type of technology which is up to the standard of satellite telecommunications services. These strict conditions are met in the operation of a subscriber microwave system.

BankNet represents the Infonet world network in Hungary and Central-Eastern Europe. Infonet has been developed for closed business communication. It operates in 187 countries and has distribution and access points in 58 countries.

BankNet has been offering closed network services to public Internet Service Providers (ISPs) in Hungary and neighbouring countries since 1994 BankNet offers Internet services to Hungarian users only if they request Internet access in addition to the virtually closed network services BankNet provides. Such customers must have separate Internet equipment to qualify for this service. It is an important strategic decision on the part of BankNet that it offers "End User" services in Hungary only in this sense, which means that BankNet does not become a competitor of those Internet service providers for whom it is a carrier or an access provider. The BankNet technical hub in Budapest operates one router and one server which control the IP traffic in a network arranged in the form of star topology. BankNet's Internet network has three hubs: Budapest (TDMA and SCPC VSAT), Cambridge/London and Washington (both SCPC VSAT). The Cambridge/London point is expandable to several directions in Africa, Asia and Europe. The point in Washington is prepared to handle in additional 25 connections at minimum 64 kbps capacity and is connected to Internet by a CISCO 7010 router.


Item 3.        Bankruptcy or Receivership

               None.

Item 4.        Changes in Accountants

               None.

Item 5.        Other Events

               None.

Item 6.        Resignation and Appointment of Directors.

               None.

Item 7.        Financial Statements Pro Forma Financials & Exhibits

               Pro Forma Financial Statements of Dynamic I-T, Inc. and Banknet Kft.

               Interim Financial Statements for Banknet Kft. for the period ended June 30, 2000.

               Financial Statements of Banknet Kft. for the years ended December 31, 1999 and December 31, 1998 which will have been conformed to US GAAP.

                                   Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  November 2, 2000
      ---------------------

                                               DYNAMIC I-T, INC.


                                               /s/ Raymond King
                                               ------------------------
                                               Raymond King
                                               Chief Financial Officer

                                DYNAMIC I-T, INC.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



The following unaudited pro forma condensed consolidated financial statements present the acquisition of all of the outstanding shares of BankNet Kft. ("BankNet") by Dynamic I-T, Inc. ("Dynamic") in exchange for 30,400,000 shares of Dynamic.

The transaction has been reflected as a reverse acquisition of Dynamic, a shell company, effectively a recapitalization of BankNet (the operating company/accounting acquirer).

The unaudited pro forma condensed consolidated balance sheet gives effect to the transaction as if it occurred on June 30, 2000.

The unaudited pro forma condensed consolidated statement of operations gives effect to the transaction as if it occurred on January 1, 1999 and combines the historical statement of operations of BankNet for the year ended December 31, 1999 with the historical statement of operations of Dynamic for the year ended March 31, 2000. The information shown is based on numerous assumptions and estimates and is not necessarily indicative of the results of future operations of the combined entities or the actual results that would have occurred had the transaction occurred on January 1, 1999.

                                DYNAMIC I-T, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2000
                                     (000's)




                      ASSETS                       BankNet Kft.      Dynamic I-T, Inc.      Adjustments       Pro Forma
                      ------                       ------------      -----------------      -----------       ---------

Cash                                               $     47           $   272                                    $   319
Accounts receivable                                   1,040                                                        1,040
Other current assets                                    420                                                          420
Other assets                                                               61                                         61
Fixed assets                                          2,147                                                        2,147
                                                    -------           -------                                    -------

             Totals                                  $3,654           $   333                                     $3,987
                                                     ======           =======                                     ======

               LIABILITIES AND
      STOCKHOLDERS' EQUITY

Liabilities:
     Accounts payable                               $   679           $   570                                     $1,249
     Accounts payable - related party                   513                                                          513
     Short-term debt - related party                  1,434               258                                      1,692
     Due Dynamic I-T, Inc.                               11                                  $    (11)(A)
     Other liabilities                                   23                                                           23
                                                  ---------       -----------             -----------          ---------
             Total liabilities                        2,660               828                     (11)             3,477
                                                    -------          --------               ---------            -------

Stockholders' equity (deficiency):
     Common stock                                     4,131             3,714                  (1,411)(D)          6,434
     Paid-in capital                                  2,787                                    (2,787)(B)
     Accumulated deficit                             (5,824)           (4,209)                  4,209 (C)         (5,824)
     Foreign currency translation
         adjustment                                    (100)                                                        (100)
                                                   --------        -----------            -----------           --------
             Total stockholders' equity
                 (deficiency)                           994              (495)                     11                510
                                                   --------          --------               ---------           --------

             Totals                                  $3,654           $   333              $    -                 $3,987
                                                     ======           =======              ==========             ======



See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                DYNAMIC I-T, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                                     (000's)





                                                 BankNet Kft.
                                                  Year Ended         Dynamic I-T, Inc.
                                                   December            Year Ended
                                                   31, 1999           March 31, 2000       Adjustments        Pro Forma
                                                 ------------        -----------------     -----------        ---------
Revenue                                              $3,598                                                       $3,598

Cost of revenue                                       2,296                                                        2,296
                                                    -------                                                      -------

Gross profit                                          1,302                                                        1,302

Operating expenses                                     (963)                $(196)                                (1,159)
Other expense                                            (2)                                                          (2)
                                                 ----------             ---------                             ----------

Net income (loss)                                   $   337                 $(196)                               $   141
                                                    =======                 =====                                =======

Earnings (loss) per share,
     basic and diluted                                 $.01                                                        $  -
                                                       ====                                                        =====

Average shares outstanding                           30,400                                                       31,401
                                                     ======                                                       ======




See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                DYNAMIC I-T, INC.

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS




Note 1 - Basis of presentation
:
               On July 31, 2000, Dynamic I-T, Inc. ("Dynamic") acquired BankNet Kft. ("BankNet") in a reverse acquisition transaction whereby, for accounting purposes, BankNet (the operating company) acquired Dynamic (the shell company), effectively a recapitalization of BankNet.


Note 2 - Adjustments:

               (A) To eliminate intercompany payable.

               (B) To eliminate paid-in capital of BankNet. Such amount was reclassified to common stock.

               (C) To eliminate accumulated deficit of Dynamic.

               (D) To reflect net result of (A), (B) and (C) above.



                                      * * *

                                  BANKNET KFT.
                          UNAUDITED QUARTERLY FINANCIAL
                     STATEMENTS AS OF JUNE 30, 2000 AND 1999

BANKNET KFT.

UNAUDITED CONDENSED QUARTERLY FINANCIAL STATEMENTS AS OF
JUNE 30, 2000 AND 1999





TABLE OF CONTENTS:                                                             PAGE
-----------------------------------------------------------------------------------
UNAUDITED BALANCE SHEETS                                                        1

UNAUDITED STATEMENTS OF INCOME                                                  2

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS                                    3

UNAUDITED CONDENSED NOTES TO THE QUARTERLY FINANCIAL STATEMENTS                 4 - 6

INDEPENDENT ACCOUNTANTS' REVIEW REPORT                                          7

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT



THE STOCKHOLDERS
BANKNET KFT.


We have reviewed the accompanying balance sheet of BankNet Kft. at June 30, 2000, the related statements of income for the three-month and six months periods ended June 30, 2000 and 1999, and the condensed statements of cash flows for the six month periods ended June 30, 2000 and 1999. These financial statements are the responsibility of the company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed financial statements referred to above for them to be in conformity with generally accepted accounting principles in the United States."

/s/ ERNST & YOUNG


ERNST & YOUNG
Budapest, Hungary
August 8, 2000

QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)
BankNet Kft.
June 30, 2000
--------------------------------------------------------------------------------


                                  BANKNET KFT.
                                 BALANCE SHEETS

                                                          June  30,        December 31,
(in USD)                                                    2000                1999
                                                         (Unaudited)
ASSETS
Current Assets
  Cash and cash equivalents                              $    47,037      $     27,344
  Accounts receivable                                      1,039,665         1,022,245
  Receivable from employees                                   16,765            15,757
  Receivables from related parties                           377,985           362,530
  Restricted cash                                              7,059             7,619
  Prepaid expenses                                            18,222            10,482
  Other assets                                                   968             1,045
---------------------------------------------------------------------------------------
    Total Current Assets                                   1,507,701         1,447,022
---------------------------------------------------------------------------------------
Property, plant and equipment
  HUB and telecom                                          1,175,635         1,179,055
  Very small aperture terminals and related
   Equipment                                               1,517,800         1,673,598
  Infonet assets                                             306,085           330,402
  Office equipment                                           140,364           148,483
  Leasehold improvements                                     158,789           169,155
Less allowances for depreciation                         (1,151,640)       (1,120,030)
                                                         ------------     -------------
    Total property, plant and equipment                    2,147,033         2,380,663
---------------------------------------------------------------------------------------
    Total Assets                                         $ 3,654,734      $  3,827,685
---------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable and accrued expenses                  $   679,303      $    881,503
  Related party payables                                     513,592           428,330
  Related party short-term debt                            1,433,927         1,568,470
---------------------------------------------------------------------------------------
    Total Current Liabilities                              2,626,822         2,878,303
---------------------------------------------------------------------------------------
Long-term payable to  affiliates - Satnet Ltd
assets                                                          -              193,913
Loan from Dynamic I-T                                         11,006              -
Other long-term liabilities                                   23,498            36,838
                                                         ------------
---------------------------------------------------------------------------------------
    Total Liabilities                                      2,661,326         3,109,054
---------------------------------------------------------------------------------------
Stockholders' Equity
  Issued capital                                           4,131,361         4,131,361
  Additional paid-in capital                               2,787,145         2,715,437
  Accumulated deficit                                    (5,824,544)       (6,154,543)
  Cumulative translation adjustment                        (100,554)            26,376
---------------------------------------------------------------------------------------
    Total Stockholders' Equity                               993,408           718,631
---------------------------------------------------------------------------------------
    Total Liabilities and Stockholders' Equity           $ 3,654,734       $ 3,827,685
---------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)
BankNet Kft.
June 30, 2000
--------------------------------------------------------------------------------


                                  BANKNET KFT.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                       Three Months                         Six Months
                                                       Ended June 30                       Ended June 30
(in USD)                                           2000             1999                2000             1999
Revenue from telecommunication services          $ 826,909        $ 855,444          $ 1,848,785      $ 1,781,607
Cost of telecommunications services              (599,700)        (568,058)          (1,157,849)      (1,125,507)
------------------------------------------------------------------------------------------------------------------
    GROSS MARGIN                                   227,209          287,386              690,936          656,100
------------------------------------------------------------------------------------------------------------------
Selling, general and administrative expenses     (109,365)        (286,166)            (324,792)        (621,159)
------------------------------------------------------------------------------------------------------------------
    OPERATING INCOME (LOSS)                        117,844            1,220              366,144           34,941
------------------------------------------------------------------------------------------------------------------
Other income/(expense):
  Interest income                                      371              331                  758              620
  Interest expense                                   -                 -                   -              (7,334)
  Foreign currency gains/(losses) - net           (16,289)           10,571             (36,903)         (73,342)
------------------------------------------------------------------------------------------------------------------
    INCOME (LOSS) BEFORE INCOME TAXES              101,926           12,122              329,999         (45,115)
------------------------------------------------------------------------------------------------------------------
Income taxes                                          -                -                    -               -
------------------------------------------------------------------------------------------------------------------
    NET INCOME (LOSS)                            $ 101,926        $  12,122          $   329,999      $  (45,115)
------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)
BankNet Kft.
June 30, 2000
--------------------------------------------------------------------------------


                                  BANKNET KFT.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


(in USD)                                                                        Six Months Ended June 30,
                                                                                  2000            1999
-----------------------------------------------------------------------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                                  $  217,105      $ (108,427)
-----------------------------------------------------------------------------------------------------------
Investing Activities
  Purchases of property and equipment                                           (209,765)         (44,323)
-----------------------------------------------------------------------------------------------------------
    NET CASH USED IN INVESTING ACTIVITIES                                       (209,765)         (44,323)
-----------------------------------------------------------------------------------------------------------
Financing Activities
  Proceeds from Dynamic I-T loan                                                   22,144             -
  Increase(decrease) in related party loans                                      (20,000)          175,876
  Repayment of capital lease                                                         -            (17,758)
-----------------------------------------------------------------------------------------------------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES                                       2,144          158,118
-----------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                       10,209          (8,986)
-----------------------------------------------------------------------------------------------------------
Net increase in cash and cash equivalents                                          19,693          (3,618)
Cash and cash equivalents at beginning of year                                     27,344           64,841
-----------------------------------------------------------------------------------------------------------
    CASH AND CASH EQUIVALENTS AT END OF THE PERIOD                             $   47,037      $    61,223
-----------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements

CONDENSED NOTES TO THE QUARTERLY
FINANCIAL STATEMENTS (UNAUDITED)
BankNet Kft.
June 30, 2000
--------------------------------------------------------------------------------

NOTE 1: BASIS OF PRESENTATION

BankNet Kft. ("BankNet" or the "Company") is a limited liability company incorporated under the laws of the Republic of Hungary. The Company provides a broad range of telecommunication services consisting of terrestrial data, satellite data and Internet services to Hungarian and multinational corporations in Hungary and Central Europe, through the operation of its telecommunications hub located in Budapest and with international gateway partners.

The Company is 100% owned by Satnet Ltd. On February 14, 2000, Satnet agreed to sell its investment in BankNet Kft. to Dynamic I-T, Inc., Colorado, USA, in exchange for 30,400,000 shares of Dynamic I-T. This agreement was subsequently revised to be effective on July 31, 2000. This will be accounted for as a reverse merger in the consolidated financial statements of Dynamic I-T Inc. as of September 30, 2000 to be filed with the Securities and Exchange Commission. These consolidated financial statements will reflect the fair values of the assets and liabilities of Dynamic I-T Inc. while the assets and liabilities of BankNet will continue to be carried at their book values.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months period and six months period ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000. These quarterly financial statements should be read in conjunction with the audited financial statements and the footnotes thereto for the year ended December 31, 1999.

PRINCIPLES OF ACCOUNTING
The Company maintains its official accounting records and prepares financial statements for domestic purposes in accordance with the accounting regulations of Hungary. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. Hungarian Accounting Law varies in certain significant respects from US GAAP. Accordingly, the Company has recorded certain adjustments in order to present the accompanying financial statements in accordance with US GAAP.

FOREIGN CURRENCY TRANSLATION
The Company follows a translation policy in accordance with SFAS No. 52, "Foreign Currency Translation," (as amended by SFAS No. 130, "Reporting Comprehensive Income"). The functional currency of the Company is Hungarian Forint. The United States Dollar has been designated as the reporting currency.

Transactions arising in foreign currency are translated into the functional currency at the rate of exchange at the date of the transaction. Assets and liabilities denominated in foreign currencies are translated into Hungarian Forints at the rates of exchange at the balance sheet date. Income and expense accounts are translated into USD, the reporting currency, at average monthly rates of exchange. The resultant translation adjustments are included in other comprehensive income, a separate component of stockholders' equity.

USES OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS
The preparation of these financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect amounts in the financial statements and accompanying notes and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONDENSED NOTES TO THE QUARTERLY
FINANCIAL STATEMENTS (UNAUDITED)
BankNet Kft.
June 30, 2000
--------------------------------------------------------------------------------

NOTE 2: STATUTORY REDUCED EQUITY

Under the strict terms of the Hungarian Companies Law, the Company has not met the technical requirements of capitalization. According to this law, the equity must at the minimum equal to half of the issued capital. The Company's equity based on the accounts prepared in accordance with Hungarian Accounting Law is approximately $ 112,813 at June 30, 2000.

The stockholders passed a resolution dated July 28, 2000 in which US$ 1,438,413 of debt due to stockholders was forgiven. Such debt forgiveness increases BankNet's Hungarian equity position which results in compliance with the capital maintenance limits.

NOTE 3: LOAN FROM DYNAMIC I-T

The Company signed a loan agreement with Dynamic I-T Inc, USA on May 2, 2000. As per this agreement, Dynamic I-T has agreed to provide a loan of US$ 200,000 (two hundred thousand US dollars), which can be drawn by the Company in HUF instalments. This loan is for a period of three years. The loan is repayable in US Dollars, with the exact amount payable in respect of each HUF instalment being calculated according to the HUF/USD exchange rate that was used when the particular instalment was credited on the Borrower's bank account. The loan is unsecured and carries an interest rate of 5% per annum. Out of the above mentioned loan, the Company has drawn a sum of HUF 6,404,931 (or US $ 22,144) on May 5, 2000.

NOTE 4: ADDITIONAL PAID IN CAPITAL

The Company imported certain equipment into Hungary on temporary import status from Satnet Ltd. until December 31, 1998, in order to defer payment of customs duty over a 50 month period at 2% of the relevant duty per month at which point the remaining customs duty is paid by the Company. During the period of temporary import status the Company utilizes these assets for providing services to its customers and generating revenues. Under the agreement between Satnet Ltd and BankNet, the risks and awards have passed to BankNet. Under the Hungarian law the legal title to these assets remains with Satnet Ltd. up to the point of final import clearance. These assets are recognized and depreciated from the date they were taken into service and a corresponding liability to Satnet Ltd. was recognized. Upon final import clearance BankNet recognizes a liability in its statutory records to Satnet based on the original value as reduced by 20% annually as permitted by the Hungarian customs authority. The difference between this value and the purchase price is effectively contributed by Satnet to BankNet and has consequently been shown as additional paid in capital. In the quarter ended June 30, 2000 this amounted to US $ 71,707.

CONDENSED NOTES TO THE QUARTERLY
FINANCIAL STATEMENTS (UNAUDITED)
BankNet Kft.
June 30, 2000
--------------------------------------------------------------------------------
NOTE 5: SEGMENT DISCLOSURE AND RELATED INFORMATION

The Company operates in four segments within the telecommunications service provision industry. These are satellite data transmission, terrestrial data transmission and frame relay services, Internet service provision and other services. The satellite data transmission segment provides data communication services, using VSAT technology, to banks, governmental organizations, insurance companies and other corporations mainly in Hungary and in other parts of Europe. Terrestrial data and frame relay services are provided to Infonet's multinational clients in Hungary, under a contract with Infonet, USA. Internet services are provided to Internet service providers and local Hungarian companies. Other services include provision of ground operations for major multinational telecommunication companies in Hungary and single channel per carrier links.

The above mentioned segments are managed and evaluated separately because each segment possesses different economic characteristics requiring different marketing strategies.

The accounting policies adopted for each segment are the same as those described in the summary of significant accounting policies. The Company's management evaluates performance based on operating contribution, where segment revenues are reduced by those costs that are allocable to the segments. Non-allocable general, administrative, and marketing costs are treated as Corporate costs and not charged to the segments.

The summarised financial information concerning the Company's reportable segments is shown in the following table:

                                                                         OTHER
(in USD)                                   VSAT     INFONET   INTERNET  SERVICES     TOTAL
---------------------------------------------------------------------------------------------
THREE MONTHS ENDED  JUNE 30, 2000
Total revenue                           $ 325,490  $ 342,062 $  73,284 $  86,073 $   826,909
Operating Income                           17,968    155,872   (3,479)    25,276     195,637
---------------------------------------------------------------------------------------------
THREE MONTHS ENDED JUNE 30, 1999
Total revenue                           $ 388,771  $ 255,911 $  84,995 $ 125,767 $   855,444
Operating income                           70,550     70,929  (11,262)    26,342     156,559
---------------------------------------------------------------------------------------------
SIX MONTHS ENDED  JUNE 30, 2000
Total revenue                           $ 725,357  $ 766,661 $ 130,050 $ 226,717 $ 1,848,785
Operating Income                          134,075    391,661  (25,485)    41,023     541,274
---------------------------------------------------------------------------------------------
SIX MONTHS ENDED  JUNE 30, 1999
Total revenue                           $ 835,840  $ 477,368 $ 204,617 $ 263,782 $ 1,781,607
Operating Income                          144,913    146,594     (977)    63,955     354,485
---------------------------------------------------------------------------------------------


                                            THREE MONTHS     THREE MONTHS      SIX MONTHS     SIX MONTHS
RECONCILIATION OF OPERATING INCOME FROM     ENDED            ENDED             ENDED          ENDED
REPORTABLE SEGMENTS TO NET INCOME /         JUNE 30, 2000    JUNE 30, 1999     JUNE 30, 2000  JUNE 30, 1999
(LOSS) BEFORE INCOME TAXES
-------------------------------------------------------------------------------------------------------------
Operating Income from reporatable segments  $    195,637     $    156,559      $    541,274   $     354,485
-------------------------------------------------------------------------------------------------------------
Other non-allocable costs                        (77,793)        (155,339)         (175,130)       (319,544)
-------------------------------------------------------------------------------------------------------------
Interest income / (expense) - net                    371              331               758          (6,714)
-------------------------------------------------------------------------------------------------------------
Foreign currency gains / (-) losses              (16,289)          10,571           (36,903)        (73,342)
-------------------------------------------------------------------------------------------------------------
Income / (Loss) before income taxes         $    101,926     $     12,122      $    329,999   $     (45,115)
-------------------------------------------------------------------------------------------------------------

BANKNET KFT.

FINANCIAL STATEMENTS AS OF
DECEMBER 31, 1999 AND 1998




TABLE OF CONTENTS:                                                              PAGE
------------------------------------------------------------------------------------
REPORT OF INDEPENDENT AUDITORS                                                   1


BALANCE SHEETS                                                                   2

STATEMENTS OF INCOME                                                             3

STATEMENTS OF CASH FLOWS                                                         4

STATEMENT OF STOCKHOLDERS' EQUITY                                                5

NOTES TO THE FINANCIAL STATEMENTS                                                6 - 16

                         REPORT OF INDEPENDENT AUDITORS



THE STOCKHOLDERS
BANKNET KFT.

We have audited the accompanying balance sheets of BankNet Kft. as of December 31, 1999 and 1998, and the related statements of operations, cash flows, and stockholders' equity for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of BankNet Kft. at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG

ERNST & YOUNG
Budapest, Hungary
April 11, 2000

NOTES TO THE FINANCIAL STATEMENTS
BankNet Kft.
December 31, 1999
--------------------------------------------------------------------------------



                                  BANKNET KFT.
                                 BALANCE SHEETS

                                                                   December 31,
(in USD)                                        Note          1999              1998
ASSETS
Current Assets
  Cash and cash equivalents                             $     27,344      $     64,841
  Accounts receivable                            3         1,022,245         1,243,822
  Receivable from employees                                   15,757               836
  Receivables from related parties               8           362,530            70,064
  Restricted cash                                              7,619             8,933
  Prepaid expenses                                            10,482               116
  Other assets                                                 1,045             1,244
---------------------------------------------------------------------------------------
    Total Current Assets                                   1,447,022         1,389,856
---------------------------------------------------------------------------------------
Property, plant and equipment
  HUB and telecom                                          1,179,055         1,283,973
  Very small aperture terminals and related
    equipment                                              1,673,598         1,814,049
  Infonet assets                                             330,402           387,358
  Office equipment                                           148,483           162,180
  Leasehold improvements                                     169,155           158,800
Less allowances for depreciation                         (1,120,030)       (1,070,022)
                                                         ------------     -------------
    Total property, plant and equipment                    2,380,663         2,736,338
---------------------------------------------------------------------------------------
    Total Assets                                        $  3,827,685      $  4,126,194
---------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable and accrued expenses          3      $    881,503      $  1,895,780
  Related party payables                         8           428,330           -
  Short-term debt                                4            -                600,000
  Related party short-term debt                  8         1,568,470           443,307
  Current portion of obligations under
    capital leases                                              -               19,685
---------------------------------------------------------------------------------------
    Total Current Liabilities                              2,878,303         2,958,772
---------------------------------------------------------------------------------------
Long-term payable to affiliates - Satnet Ltd
assets                                                       193,913           639,695
Other long-term liabilities                                   36,838            84,592
---------------------------------------------------------------------------------------
    Total Liabilities                                      3,109,054         3,683,059
---------------------------------------------------------------------------------------
Stockholders' Equity
  Issued capital                                 5         4,131,361         4,131,361
  Additional paid-in capital                     5         2,715,437         2,715,437
  Accumulated deficit                                    (6,154,543)       (6,491,801)
  Cumulative translation adjustment              5            26,376            88,138
---------------------------------------------------------------------------------------
    Total Stockholders' Equity                               718,631           443,135
---------------------------------------------------------------------------------------
    Total Liabilities and Stockholders' Equity          $  3,827,685      $  4,126,194
---------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

NOTES TO THE FINANCIAL STATEMENTS
BankNet Kft.
December 31, 1999
--------------------------------------------------------------------------------

                                  BANKNET KFT.
                              STATEMENTS OF INCOME

                                                       Year Ended December 31,
(in USD)                                    Note         1999             1998
Revenue from telecommunication services            $  3,598,819     $  4,491,186
Cost of telecommunications services                 (2,295,935)      (3,870,697)
---------------------------------------------------------------------------------
    GROSS MARGIN                                      1,302,884          620,489
---------------------------------------------------------------------------------
Selling, general and administrative
  expenses                                            (962,873)      (1,407,820)
---------------------------------------------------------------------------------
    OPERATING INCOME (LOSS)                             340,011        (787,331)
---------------------------------------------------------------------------------
Other income/(expense):
  Interest income                                         1,583            3,132
  Interest expense                                      (6,979)         (54,727)
  Foreign currency gains/(losses) - net                   2,643         (98,305)
  Gain on sale of fixed assets                             -              30,857
---------------------------------------------------------------------------------
    INCOME (LOSS) BEFORE INCOME TAXES                   337,258        (906,374)
---------------------------------------------------------------------------------
Income taxes                                 6             -               -
---------------------------------------------------------------------------------
    NET INCOME (LOSS)                              $    337,258     $ (906,374))
---------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

NOTES TO THE FINANCIAL STATEMENTS
BankNet Kft.
December 31, 1999
--------------------------------------------------------------------------------

                                  BANKNET KFT.
                            STATEMENTS OF CASH FLOWS


(in USD)                                                                          Year Ended December 31,
                                                                                    1999           1998
Operating Activities
Net income/loss                                                                $  337,258      $ (906,374)
Adjustments to reconcile net income/loss to net cash used in operating activities:
  Depreciation and amortization                                                   236,912          278,042
  Revenue realized on assets contributed by Infonet                                  -                -
  Gain on sale of fixed assets                                                       -            (30,857)
  Changes in assets and liabilities:
   Accounts receivable                                                             40,920        (134,166)
   Receivables from employees                                                    (15,911)            (859)
   Receivables from related parties                                             (320,218)        (563,084)
   Prepaid expenses                                                              (10,982)            (119)
   Other assets                                                                        17             -
   Accounts payable and accrued expenses                                        (327,539)          979,060
   Related party payables                                                         453,016          241,819
   Obligations under capital lease current portion                               (17,758)         (34,301)
   Other current liabilities                                                          272          (9,161)
   Lease obligations, less current portion                                                        (94,014)
   Long-term liabilities from affiliates                                        (371,992)            -
   Other long-term liabilities                                                   (37,351)            -
-----------------------------------------------------------------------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                                    (33,356)        (274,014)
-----------------------------------------------------------------------------------------------------------
Investing Activities
  Purchases of property and equipment                                           (285,973)        (290,798)
  Proceeds on sale of fixed assets                                                  -              433,321
-----------------------------------------------------------------------------------------------------------
    NET CASH USED IN INVESTING ACTIVITIES                                       (285,973)          142,523
-----------------------------------------------------------------------------------------------------------
Financing Activities
  Increase in related party loans                                                 248,354            -
-----------------------------------------------------------------------------------------------------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES                                     248,354            -
-----------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                       33,478           13,403
-----------------------------------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                                        (37,497)        (118,088)
Cash and cash equivalents at beginning of year                                     64,841          182,929
-----------------------------------------------------------------------------------------------------------
    CASH AND CASH EQUIVALENTS AT END OF YEAR                                   $   27,344      $    64,841
-----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

NOTES TO THE FINANCIAL STATEMENTS
BankNet Kft.
December 31, 1999
--------------------------------------------------------------------------------

                                  BANKNET KFT.
                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                          Cumulative
                                                         Additional      Accumulated     translation
                                             Issued      paid-in           deficit        adjustment        Total
                                            capital      capital
BALANCE AT DECEMBER 31, 1997              $  4,131,361   $ 1,852,782   $   (5,585,427)   $     90,058   $      488,774
Comprehensive income:
   Translation adjustment                                                                     (1,920)          (1,920)
   Net loss                                                                  (906,374)                       (906,374)
                                                                                                           ------------
     Total comprehensive income                                                                              (908,294)
  Fixed assets contribution from                              98,381                                            98,381
  shareholder
  Forgiveness of related party loans                         764,274                                           764,274
-----------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998              $  4,131,361   $ 2,715,437   $   (6,491,801)   $     88,138   $      443,135
-----------------------------------------------------------------------------------------------------------------------
Comprehensive income:
  Translation adjustment                                                                     (61,762)         (61,762)
  Net income                                                                   337,258                         337,258
                                                                                                           ------------
     Total comprehensive income                                                                                275,496
-----------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999              $  4,131,361   $ 2,715,437   $   (6,154,543)   $     26,376   $      718,631
-----------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

NOTES TO THE FINANCIAL STATEMENTS
BankNet Kft.
December 31, 1999
--------------------------------------------------------------------------------

NOTE 1: NATURE OF BUSINESS OPERATIONS

BankNet Kft. ("BankNet" or the "Company") is a limited liability company incorporated under the laws of the Republic of Hungary. The Company provides a broad range of telecommunication services consisting of terrestrial data, satellite data and Internet services to Hungarian and multinational corporations in Hungary and Central Europe, through the operation of its telecommunications hub located in Budapest and with international gateway partners.

The Company was 100% owned by Satnet Ltd, until February 14, 2000.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF ACCOUNTING

The Company maintains its official accounting records and prepares financial statements for domestic purposes in accordance with the accounting regulations of Hungary. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. Hungarian Accounting Law varies in certain significant respects from US GAAP. Accordingly, the Company has recorded certain adjustments in order to present the accompanying financial statements in accordance with US GAAP.

CASH AND CASH EQUIVALENTS
The Company classifies cash on hand and deposits in banks as cash and cash equivalents. The Company had $7,619 and $8,933 of restricted cash at December 31, 1999 and 1998, respectively. The restricted cash is related to cash held on bank deposit for a performance guarantee, which expires on December 31, 2000.

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment is stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets - fifteen years for telecommunications equipment and five years for furniture, fixtures and equipment and other assets. Maintenance and repairs are charged to expense as incurred.

The Company has received assets without any consideration from Infonet Inc., a multinational telecommunication company, to facilitate the development of Infonet business in Hungary. These assets were given to BankNet pursuant to a Network Node Agreement dated 1st April, 1996 between BankNet Kft. Hungary and IINS Inc., USA. According to this agreement, BankNet agrees to use these assets wholly and exclusively for the provision of services mentioned in the agreement and not to transfer, assign, or otherwise dispose, all or any part of the hardware without Infonet's prior written consent. These assets have been recorded at fair value and depreciated over their estimated useful lives. Based on the agreement, BankNet pays a guaranteed monthly minimum fee to Infonet for assets usage for a period of three years. Consequently a corresponding capital lease liability has been shown by reference to these minimum payments and the remaining amounts included as revenue.

NOTES TO THE FINANCIAL STATEMENTS
BankNet Kft.
December 31, 1999
--------------------------------------------------------------------------------

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LONG-LIVED ASSETS
In accordance with SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of," long-lived assets to be held and used by the Company are reviewed to determine whether an event or change in circumstances indicates that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of an undiscounted cash flows analysis of assets at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated value of the asset. The fair value of the asset is measured using discounted cash flow analysis or other valuation techniques. No impairment expense was recognized in 1999 or 1998.

INCOME TAXES
Taxation is provided in accordance with Hungarian fiscal regulations. The Company uses the liability method of accounting for income taxes. Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and the basis as reported in the financial statements.

FOREIGN CURRENCY TRANSLATION
The Company follows a translation policy in accordance with SFAS No. 52, "Foreign Currency Translation," (as amended by SFAS No. 130, "Reporting Comprehensive Income"). The functional currency of the Company is Hungarian Forint. The United States Dollar has been designated as the reporting currency.

Transactions arising in foreign currency are translated into the functional currency at the rate of exchange at the date of the transaction. Assets and liabilities denominated in foreign currencies are translated into Hungarian Forints at the rates of exchange at the balance sheet date. Income and expense accounts are translated into USD, the reporting currency, at average monthly rates of exchange. The resultant translation adjustments are included in other comprehensive income, a separate component of stockholders' equity.

REVENUE RECOGNITION
Revenue from telecommunications services is recognized based on a fixed monthly fee and the volume of data traffic. Revenue from connection fees and other services are recognized when the connections are made and the services are provided. Billings received in advance of services being performed are deferred and recognized as revenue as the service is performed.

ADVERTISING COSTS
All costs associated with advertising are expensed in the year incurred. Advertising expenses included in selling, administrative and general expenses were $3,108 and $34,053 in 1999 and 1998, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying amounts for cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value.

NOTES TO THE FINANCIAL STATEMENTS
BankNet Kft.
December 31, 1999
--------------------------------------------------------------------------------

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK
Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash equivalents and accounts receivable. The Company restricts investments in cash equivalents to financial institutions with high credit standing. The Company extends credit to various customers and establishes an allowance for doubtful accounts for specific customers that it determines to have significant credit risk. The Company provides allowances for credit losses when necessary.

USES OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS
The preparation of these financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect amounts in the financial statements and accompanying notes and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3: SUPPLEMENTAL BALANCE SHEET INFORMATION

(in USD)                                                                   DECEMBER 31,
                                                                        1999            1998
ACCOUNTS RECEIVABLE CONSISTS OF:
 Trade accounts receivable                                          $1,418,850      $1,546,010
 Taxes receivable (VAT)                                                143,850         151,896
 Other receivables                                                       7,315           7,093
 Less allowance for doubtful accounts                                (547,770)       (461,177)
                                                                ---------------  --------------
    Total accounts receivable, net                                  $1,022,245      $1,243,822
                                                                ---------------  --------------

(in USD)                                                                   DECEMBER 31,
                                                                        1999            1998
ACCOUNTS PAYABLE AND ACCRUED EXPENSES CONSISTS OF:
 Accounts payable                                                    $ 662,783      $1,333,545
 Taxes payable:
    Late interest on social security                                    64,407          37,459
    Customs and import VAT                                              32,247          29,676
    Local tax                                                           11,346          29,611
    Personal income tax                                                 12,462         130,127
    Employer and employee contribution                                    -             18,278
    Social security                                                      1,251          54,069
    Wage guarantee fund                                                    198             232
    Pension fund                                                         1,905             803
    Educational contribution                                              -              8,078
 Accrued telecommunications expense                                      2,796         148,619
 Accrued late fee on taxes and social security                            -             74,335
 Accrued customs duties and interest                                    47,196            -
 Accrued late interest on payables                                      33,047            -
 Other accrued expenses                                                 11,865          30,948
                                                                  -------------  --------------
    Total accounts payable and accrued expenses                      $ 881,503      $1,895,780
                                                                  -------------  --------------

NOTES TO THE FINANCIAL STATEMENTS
BankNet Kft.
December 31, 1999
--------------------------------------------------------------------------------

NOTE 4: SHORT-TERM DEBT

The Company held a short-term loan of $600,000 with an annual interest rate of 7% from CIB Kozep-europai Nemzetkozi Bank Rt. until February 1999. The funds were advanced for repayment of the loan by Satnet Ltd. and this amount was added to a short-term loan from Satnet Ltd.

NOTE 5: STOCKHOLDERS' EQUITY

ISSUED CAPITAL
As of December 31, 1999 and 1998, the issued capital in the amount of $ 4,131,361 was solely held by Satnet Ltd.

ADDITIONAL PAID-IN-CAPITAL
The additional paid-in-capital is composed of the following:

(in USD)
---------------------------------------------------------------------------
Additional capital related to capital increase in 1995         $     4,898
Related party loan forgiveness 1997                              1,548,447
Assets received from Satnet Ltd., 1993-1998                        397,818
Related party loan forgiveness 1998                                764,274
---------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999 AND 1998                          $ 2,715,437
---------------------------------------------------------------------------

A loan of $1,548,447 to finance working capital requirements of the Company from its sole stockholder, Satnet Ltd. was forgiven in 1997.

CUMULATIVE TRANSLATION ADJUSTMENT
The adjustment, which arises due to translation of the income statement at the average rate of exchange, assets and liabilities at the exchange rate prevailing at the balance sheet date, and issued capital and additional paid-in-capital at the historical rate, has been included as a translation reserve in the stockholder's equity.

DISTRIBUTABLE EARNINGS
The Company has no distributable earnings. Retained earnings available for distribution are based on the financial statements of the Company prepared in accordance with Hungarian Accounting Law, as opposed to these accounts prepared in accordance with the accounting principles generally accepted in the United States. The Company's accumulated deficit in accordance with the Hungarian Accounting Law was $1,827,764 and $2,839,839 as of December 31, 1999 and 1998, respectively.

DIVIDENDS
The Company has never paid dividends.

NOTES TO THE FINANCIAL STATEMENTS
BankNet Kft.
December 31, 1999
--------------------------------------------------------------------------------

NOTE 6: INCOME TAXES

The Company did not pay any taxes on income in 1999 and 1998. The Company had a 100% exemption from payment of income taxes until December 31, 1998. For the next 5 years, from 1999 to 2003, the Company benefits from a 60% exemption.

The reconciliation of the net income to taxable income is as follows:

                                                 YEAR ENDED DECEMBER 31,
(in USD)                                          1999             1998
--------------------------------------------------------------------------
Income (loss) before taxes                   $   337,259     $  (906,374)
Tax base decreasing items                      (417,252)        (410,188)
Tax base increasing items                        694,082        1,463,958
Related party debt forgiveness                    -             1,374,977
--------------------------------------------------------------------------
  TAXABLE INCOME                                 614,089        1,522,373
--------------------------------------------------------------------------
Usage of loss carryforwards
 from 1993, 1994, 1995 and 1996                (614,089)      (1,522,373)
--------------------------------------------------------------------------
  INCOME TAX LIABILITY                       $         0     $          0
--------------------------------------------------------------------------

BankNet is subject to periodic audit by the Hungarian Tax Authority ("APEH"). Because the application of tax laws and regulations to many types of transactions is susceptible to varying interpretations, amounts reported in the financial statements could be changed at a later date upon final determination by the tax authorities. As of December 31, 1999, the tax authorities have not completed tax inspections at BankNet.

Deferred tax assets and liabilities are recorded based on temporary differences between earnings as reported in the financial statements and earnings for income tax purposes. The following table summarizes major components of the Company's deferred tax assets and liabilities:

                                                       DECEMBER 31,
(in USD)                                          1999             1998
--------------------------------------------------------------------------
DEFERRED TAX ASSETS:
  Loss carry-forwards                        $    93,600     $    158,747
  Other deferred tax assets                       67,862          100,719
                                             ------------    -------------
    Total deferred tax assets                    161,462          259,466
--------------------------------------------------------------------------
DEFERRED TAX LIABILITY                          (35,244)         (40,387)
--------------------------------------------------------------------------
NET DEFERRED TAX ASSET                           126,218          219,079
--------------------------------------------------------------------------
  less: valuation allowance                    (126,218)        (219,079)
--------------------------------------------------------------------------
    TOTAL                                    $         0     $          0
--------------------------------------------------------------------------

Due to the uncertainty of realization of the deferred income tax assets a 100% valuation allowance was recorded against these assets.

As of December 31, 1999, the Company had loss carry-forwards for Hungarian income tax purposes of approximately $1,300,000. The utilization of the Company's loss carry-forwards is subject to a five year limitation. The loss carry-forwards expire as follows:

(in USD)
---------------------------------------------------
December 31, 2000                      $   254,605
  2001                                     466,296
  2002                                     579,099
---------------------------------------------------
   TOTAL                               $ 1,300,000
---------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
BankNet Kft.
December 31, 1999
--------------------------------------------------------------------------------

NOTE 7: COMMITMENTS AND CONTINGENCIES

LEASES

The Company operates in leased facilities. The lease contract for the premises is cancelable upon 12-month cancellation notice after the term of the lease has expired on March 1, 2003.

The Company also leases telecommunication equipment, VSATs and routers, under operating lease agreements. The lease term for VSATs is 60 months and the contracts are non-cancelable.

The routers are leased for a term of 36 months. Lease agreements for routers can be canceled upon 60 days notice. The master agreement under which routers are leased offers the company an option to buy these routers at a nominal value at the end of the lease period.

In addition, the Company leases cars. The car lease agreement has a cancellation clause of 3 months and expires in August, 2000.

Rent expense under operating leases consists of:

(in USD)                                  1999         1998
--------------------------------------------------------------
Operating facilities                    $ 133,339   $ 174,290
VSATs                                      33,284      26,054
Routers                                    66,724      25,300
Car rentals                                33,557      53,559
--------------------------------------------------------------
  TOTAL                                 $ 266,904   $ 279,203
--------------------------------------------------------------

Future minimum payments, by year and in the aggregate, under non-cancelable operating leases with initial or remaining terms in excess of one year as of December 31, 1999 are as follows:

                                           OPERATING
                                             LEASES
December 31, 2000                             $ 79,691
  2001                                          79,691
  2002                                          93,552
  2003                                          22,843
-------------------------------------------------------
    TOTAL MINIMUM LEASE PAYMENTS              $275,777
-------------------------------------------------------


PERFORMANCE GUARANTEE
The Company has obtained a bank guarantee in the amount of $7,619 for performance of its services to one customer. The guarantee is covered by deposit account in full amount and expires on December 31, 2000.

NOTES TO THE FINANCIAL STATEMENTS
BankNet Kft.
December 31, 1999
--------------------------------------------------------------------------------

NOTE 7: COMMITMENTS AND CONTINGENCIES (CONTINUED)

STATUTORY NEGATIVE EQUITY
Under the strict terms of the Hungarian Companies Law, the Company has not met the technical requirements of capitalization. According to this law, the equity must at the minimum equal half of the issued capital. The Company's equity based on the accounts prepared in accordance with Hungarian Accounting Law is ($ 392,416) at December 31, 1999.

The Company must resolve this issue before June 16, 2000, otherwise the Company could be subject to Hungarian Court of Registration proceedings. Depending on the severity of the cause, the Court of Registration may make any of the following decisions: give written notice to the company to restore lawful operations; impose a fine between $190 and $1,900 on the company, suspend or annul the resolution of the shareholders and may call for a new resolution if necessary, summon the company's board to ensure lawful operations, suspend the company's operations for a certain period of time, or forbid further operations and dissolve the company if lawful operations cannot be ensured otherwise.

Management's plans to comply with Hungarian capital maintenance regulations include debt forgiveness, contribution-in-kind of assets, and repurchase of revenue stream. Management is confident that one or a combination of these options will result in the necessary compliance.

NOTE 8: RELATED PARTY TRANSACTIONS

Related parties of BankNet are defined as companies in which Mannai Corporation, Doha, Qatar is a majority shareholder.

Related party transactions include provision of telecommunication services to related parties. The Company generated revenue provided services to the following related parties:

(in USD)                                            1999           1998
--------------------------------------------------------------------------
Ramor Communications Ltd., Cyprus                 $171,729       $342,214
STNS Ltd., UK                                       -             835,394
--------------------------------------------------------------------------

The Company imported certain equipment into Hungary on temporary import status from Satnet Ltd. until December 31, 1998, in order to defer payment of customs duty over a 50 month period at 2% of the relevant duty per month at which point the remaining customs duty is paid by the Company. During the period of temporary import status the Company utilizes these assets for providing services to its customers and generating revenues. Under the agreement between Satnet Ltd and BankNet, the risks and awards have passed to BankNet. Under the Hungarian law the legal title to these assets remains with Satnet Ltd. up to the point of final import clearance. These assets are recognized and depreciated from the date they were taken into service and a corresponding liability to Satnet Ltd. was recognized. These liabilities have been forgiven and consequently the amounts are shown as additional paid-in-capital in the financial statements. The net value of the assets with temporary import status is $469,468 and $598,686 at December 31, 1999 and 1998, respectively. The liability of BankNet to Satnet Ltd. regarding these assets as of December 31, 1999 and 1998 was $545,636 and $639,695, respectively.

The Company received short-term interest free funding from its sole stockholder, Satnet Ltd., during 1999 and 1998. Such funds were paid directly to BankNet or to its creditors in discharge of BankNet's obligations. These were accounted for by increasing the short-term funding from Satnet Ltd.

NOTES TO THE FINANCIAL STATEMENTS
BankNet Kft.
December 31, 1999
--------------------------------------------------------------------------------

NOTE 8: RELATED PARTY TRANSACTIONS (CONTINUED)

BankNet and its related parties agreed to forgive a sum of $764,274 during 1998. The loan forgiveness has been accounted for as an additional capital contribution as shown below:

Satnet Ltd.                                   708,837
Satnet Ltd.                                   616,100
Mannai Investment Ltd.                         40,404
Mannai Telecommunications Ltd.                264,196
Mannai Corporation                            552,791
------------------------------------------------------
TOTAL LIABILITIES FORGIVEN                  2,182,328
------------------------------------------------------
Satcom Telecommunications                      21,239
Ramor Communications Ltd                      313,829
Satellite News Service                      1,082,986
------------------------------------------------------
TOTAL RECEIVABLES FORGIVEN                  1,418,054
------------------------------------------------------
NET FORGIVENESS                               764,274
------------------------------------------------------


The year end balances with related parties comprise the following:

(in USD)                                               1999          1998
----------------------------------------------------------------------------
RECEIVABLES:
  Ramor Communications Ltd.                        $   36,460          -
  Satnet Ltd.                                         326,070     $  70,064
----------------------------------------------------------------------------
PAYABLES:
  Satnet Ltd. short-term                           $  428,330     $    -
               Long-term                              193,913       639,695
----------------------------------------------------------------------------
SHORT-TERM INTEREST FREE LOAN:
  Satnet Ltd.,                                     $1,568,470     $ 443,307
----------------------------------------------------------------------------

NOTE 9: SUPPLEMENTAL CASH FLOW INFORMATION

The following table summarizes non-cash investing and financing activities for the Company:

(in USD)
---------------------------------------------------------------------------------------------------------
1999
The Company's sole stockholder, Satnet Ltd. repaid the Company's
  bank loan (see NOTE 4)                                                                       $ 603,122
---------------------------------------------------------------------------------------------------------
1998
The Company received assets from Infonet without any consideration (see NOTE 2)                $  72,134
The Company received assets from Satnet Ltd. without any consideration (see NOTE 5)               98,381
Net forgiveness of the Satnet group to BankNet Kft. (see NOTE 5)                                 764,274
---------------------------------------------------------------------------------------------------------


The following table discloses other supplemental cash flow information:

Cash paid during the year for:                                                    1999         1998
----------------------------------------------------------------------------------------------------
  Income taxes                                                                  $ -         $  -
  Interest                                                                       6,979       54,727
----------------------------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
BankNet Kft.
December 31, 1999
--------------------------------------------------------------------------------

NOTE 10: SEGMENT DISCLOSURE AND RELATED INFORMATION

The Company operates in four segments within the telecommunications service provision industry. These are satellite data transmission, terrestrial data transmission and frame relay services, Internet service provision and other services. The satellite data transmission segment provides data communication services, using VSAT technology, to banks, governmental organizations, insurance companies and other corporations mainly in Hungary and in other parts of Europe. Terrestrial data and frame relay services are provided to Infonet's multinational clients in Hungary, under a contract with Infonet, USA. Internet services are provided to Internet service providers and local Hungarian companies. Other services include provision of ground operations for major multinational telecommunication companies in Hungary and single channel per carrier links.

The above mentioned segments are managed and evaluated separately because each segment possesses different economic characteristics requiring different marketing strategies.

The accounting policies adopted for each segment are the same as those described in the summary of significant accounting policies. The Company's management evaluates performance based on operating contribution, where segment revenues are reduced by those costs that are allocable to the segments. Non-allocable general, administrative, and marketing costs are treated as Corporate costs and not charged to the segments.

LINE OF BUSINESS DATA:

                                                                  OTHER
(in USD)                       VSAT       INFONET   INTERNET    SERVICES    CORPORATE      TOTAL
----------------------------------------------------------------------------------------------------
1999
Total revenue               $1,689,575 $ 1,075,808 $  311,853 $   521,583 $      -     $  3,598,819
Gross margin                   635,238     448,101   (11,587)     231,132        -        1,302,884
Operating income               371,138     376,217   (37,885)     165,350    (534,809)      340,011
Interest income                                                                  1,583        1,583
Interest expense                                                               (6,979)      (6,979)
Foreign exchange losses                                                          2,643        2,643
Income before taxes            371,138     376,217   (37,885)     165,350    (537,562)      337,258
Identifiable operating
  assets                     2,381,645     617,912    122,540     146,715      558,873    3,827,685
Depreciation                 (186,731)    (23,959)    (8,584)        -        (17,638)      236,912
----------------------------------------------------------------------------------------------------
1998
Total revenue               $2,632,939 $   414,720 $  598,137 $   845,390 $     -      $  4,491,186
Gross margin                   320,535      46,881    298,947    (45,872)       -           620,491
Operating income                72,151   (104,430)    258,647    (85,633)    (928,066)    (787,331)
Interest income                                                                  3,132        3,132
Interest expense                                                              (54,726)     (54,726)
Foreign exchange losses                                                       (98,305)     (98,305)
Sale of fixed assets                                                            30,857       30,857
Income before income taxes      72,151   (104,430)    258,646    (85,633)   (1,047,108)   (906,374)
Identifiable operating
  assets                     2,488,266     550,327    159,034     569,121      359,446    4,126,194
Depreciation                 (215,378)    (26,192)   (11,045)        -        (25,427)    (278,042)
----------------------------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
BankNet Kft.
December 31, 1999
--------------------------------------------------------------------------------

NOTE 10: SEGMENT DISCLOSURE AND RELATED INFORMATION (CONTINUED)

GEOGRAPHIC INFORMATION:

                        1999         1998
                    ---------------------------
Austria             $       -       $    9,600
Belgium                     -           13,418
Czech Republic            33,474       105,762
Germany                     -            9,292
Italy                    160,886       817,072
Macedonia                   -           82,800
Poland                    89,718          -
Romania                  187,377       170,888
Russia                   144,986       136,227
Slovakia                    -          155,413
Sweden                    53,655          -
UK                          -          455,759
Zambia                   113,618          -
                    ---------------------------
TOTAL REVENUE       $    783,714    $ 1,956,231

The figures are presented in invoiced United States Dollar amounts.


MAJOR CUSTOMER INFORMATION:

Revenues from major customers include the following:

                Customer          Revenue       Segment
              ----------------------------------------------
    1999      Infonet           $1,075,808      Infonet

    1998      Customer 1           751,186        VSAT
              Customer 2           659,059        VSAT

NOTE 11: SUBSEQUENT EVENTS

The Company was 100% owned by Satnet Ltd. until February 14, 2000. Effective that date, Satnet Ltd. sold its investment in BankNet Kft. to Dynamic I-T, Inc., Colorado, USA, in exchange for 1,400,000 shares of Dynamic IT. This will be accounted for as a reverse merger in the consolidated financial statements of Dynamic I-T Inc. as of June 30, 2000 to be filed with the Securities and Exchange Commission. These consolidated financial statements will reflect the fair values of the assets and liabilities of Dynamic I-T Inc. while the assets and liabilities of BankNet will continue to be carried at their book values.